Exhibit 99.2

Ann Parker, Director	Mike Smargiassi
Investor Relations	Brainerd Communicators
605-988-1000	212-986-6667
ann.parker@lodgenet.com	smarg@braincomm.com
LODGENET TO PRESENT AT THE BEAR STEARNS SMIDCAP INVESTOR CONFERENCE
Company To Discuss Pending Acquisition and Reaffirm Financial Guidance
     New York, NY, November 15, 2006 – LodgeNet Entertainment Corporation (NASDAQ: LNET), the world leader in interactive TV and broadband solutions to hotels, will discuss its pending acquisition of high-speed Internet access provider StayOnline, Inc. which is expected to close in the first quarter of 2007, and reaffirm its full year 2006 financial guidance today during a presentation at the Bear Stearns SMid-Cap Investor Conference at The Bear Stearns World Headquarters in New York.
     LodgeNet management is scheduled to present today, Wednesday, November 15th at 2:30 pm Eastern Standard Time. A live webcast of the presentation and a copy of the slides will be available on the investor section of the Company’s website, located at www.lodgenet.com and will be archived for 30 days.
     With regard to financial results for the full year 2006, LodgeNet continues to expect revenue in a range of $287.0 million to $290.0 million and operating income from $25.5 million to $27.5 million. Adjusted Operating Cash Flow is expected to be in a range from $93.0 million to $95.0 million. Net income is expected to be $0.5 million to $2.5 million or income per share of $0.02 to $0.13.
     About LodgeNet LodgeNet Entertainment Corporation (www.lodgenet.com) is the world leader in interactive TV and broadband solutions to hotels throughout the United States and Canada as well as select international markets. These services include on-demand movies, on-demand games, music and music videos, subscription sports programming, and television on-demand programming, as well as high-speed Internet access, all designed to serve the needs of the lodging industry and the traveling public. LodgeNet provides service to more than one million interactive hotel rooms and serves more than 6,000 hotel properties worldwide. LodgeNet estimates that during 2005 approximately 300 million domestic and international travelers had access to LodgeNet’s interactive television systems. In addition, LodgeNet is a leading innovator in the delivery of on-demand patient education, information, and entertainment to healthcare facilities. LodgeNet is listed on NASDAQ and trades under the symbol LNET.
Special Note Regarding Forward-Looking Statement
     Certain statements in this press release constitute “forward-looking statements”. When used in this press release, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions, and statements which are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism, and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors; developmental costs, difficulties, and delays; relationships with clients and property owners; the availability of capital to finance growth; the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems, and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any proposed acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.
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